Exhibit 32.1

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER AND A MEMBER OF THE OFFICE OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO

RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934

AND 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Barnes & Noble, Inc. (the “Company”) on Form 10-Q for the period ended October 27, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Allen W. Lindstrom, Chief Financial Officer and Member of the Office of the Chief Executive Officer of the Company, certify, to the best of my knowledge, pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Allen W. Lindstrom
Allen W. Lindstrom
Chief Financial Officer and a Member of the Office of the Chief Executive Officer Barnes & Noble, Inc.
November 20, 2018

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.